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                                                                   Exhibit 10.22

                                 PROMISSORY NOTE
                                 (Renewal Note)
                         (Variable Rate, Revolving Loan)

Not to Exceed $5,000,000.00                            Sioux Falls, South Dakota
                                                                 January 1, 2003

         FOR VALUE, RECEIVED, NORTHERN LIGHTS ETHANOL, LLC, a South Dakota Limited Liability Company ("Borrower"), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender", which term shall include any future holder hereof), at 141 N. Main Avenue, Sioux Falls, South Dakota, or at such other place as Lender may from time-to-time designate in writing, in lawful money of the United States of America, the principal sum of Five Million & 00/100 Dollars ($5,000,000.00) or so much thereof as may be advanced hereunder, including all amounts due or incurred by Borrower in accordance with the terms of the Loan Agreement between Borrower and Lender dated as of July 11, 2001, or due or incurred by Borrower under the terms of any other Loan Document as defined in such Loan Agreement.

         PARTIAL RENEWAL OF LOAN. This Promissory Note partially supercedes and replaces that Promissory Note dated July 11, 2001, in the original principal amount of $31,100,000.00 which Borrower delivered to Lender pursuant to the Loan Agreement between Borrower and Lender dated as of July 11, 2001, (the "Prior Note"). The original principal amount of this Note represents Five Million Dollars ($5,000,000.00) of the unpaid principal balance of the Prior Note after application of all payments made by Borrower thereunder.

         CALCULATION AND PAYMENT OF INTEREST. All outstanding principal due hereunder shall bear interest at an annual rate equal to one percent (1%) plus the prime rate announced by Lender from time-to-time (the "Index"). The interest rate shall be adjusted each time that the Index changes. Lender will strive to inform Borrower of each change in the Index, but each adjustment in the Index is effective whether or not Lender informs Borrower of such change. Payments of all interest accrued hereunder shall be made March 31, June 30, September 30 and December 31 of each year unless such day is not a Business Day as defined in the Loan Agreement (in which case the Business Day which immediately follows such day shall apply) in which any amount is outstanding under the Note (the "Quarterly Payment Date"). The first Quarterly Payment Date shall be March 31, 2003, and an interest only payment shall be due that day and each Quarterly Payment Date thereafter until December 31, 2007 (the "Maturity Date"). Lender and Borrower agree that the Index applicable on the date of this Note shall be Four and One Quarter percent (4.25%), producing an original effective interest rate hereunder of Five and One Quarter percent (5.25%). Interest shall be calculated on a 365/360 simple basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. In addition to the foregoing payments, Borrower shall pay Lender all interest accrued under the Prior Note (or prepay interest which shall accrue), as well as any non-principal item accrued under such Prior Note, if any, through December 31, 2002, not later than the close of such Business Day.

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         REVOLVING FEATURE. Borrower acknowledges that sufficient Advances were made under the Loan Agreement so that such loan was extended to the Loan Maximum, such that no further Advances will be made. Notwithstanding this, Borrower may re-borrow, on a revolving basis, the difference between the outstanding principal amount hereunder and Five Million Dollars ($5,000,000.00) (the "Revolving Loan Maximum"). Lender's obligation to make any advance under this Promissory Note is conditioned upon (i) all representations and warranties made by Borrower in the Loan Agreement remaining true, accurate and complete,
(ii) Borrower's continued compliance with all other terms and conditions of the Loan Agreement, (iii) no Event of Default having occurred under this Promissory Note, or any other Promissory Note between the parties hereto, or under any other Loan Document, (iv) Borrower demonstrating to Lender's satisfaction that such funds shall be used in Borrower's core operations (as Lender shall determine), and (v) Borrower delivering to Lender such mortgage(s), amendment(s) to the Mortgage and/or other documents, and taking such other actions as Lender shall deem appropriate to secure this Note, and Lender obtaining such endorsements, riders, modifications and/or updates to the Title Policy as Lender may deem appropriate in connection with such security. Subject to these conditions, Lender shall advance to Borrower hereunder, such amounts as Borrower may from time-to-time request, in multiples of not less than One Hundred Thousand Dollars ($100,000.00), not to exceed the Revolving Loan Maximum. Such requests for advances hereunder shall be funded the next Business Day if received by Lender not later than 11:00 a.m. of any Business Day, subject to Lender requiring additional time to confirm Borrower has satisfied the foregoing conditions at the time each such advance is requested and made.

         UNUSED COMMITMENT FEE. Borrower shall pay Lender in arrears each Quarterly Payment Date an unused commitment fee equal to one-half percent (1/2%) multiplied by the difference, if any, of the Revolving Loan Maximum minus the average daily outstanding principal balance due hereunder for such prior quarter.

         PAYMENT IN FULL AT MATURITY. The total unpaid principal amount and all interest thereon and any other amount due hereunder shall be payable on the Maturity Date. THIS NOTE REQUIRES A BALLOON PAYMENT.

         PAYMENTS. All payments under this Note shall be made in immediately available funds. In the event there is no outstanding Event of Default, all payments made hereunder shall be credited first to accrued interest, next to unpaid principal, and next, in such order as Lender may determined in its sole and absolute discretion, to other fees, charges, or costs and expenses payable by Borrower under this Note or in connection with any other Loan Document.

         PREPAYMENTS. Borrower may prepay this Note in whole or in part at any time, and if in part from time-to-time, during the entire term of this Note, without penalty or premium. No prepayment shall reduce the amount of any scheduled payment.

         COLLATERAL; COORDINATION WITH LOAN AGREEMENT. This Note is within the definition of the "Note" in the Loan Agreement, and is subject to the additional terms and conditions set forth in the Loan Agreement and the Loan Documents referred to therein. This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and


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Fixture Financing Statement dated as of July 11, 2001, on the Project, as well as other collateral described in the Loan Agreement and the other Loan Documents. This Promissory Note shall further be secured by a collateral real estate mortgage containing terms acceptable to Lender and which shall provide Lender a first position mortgage on the Project, subject only to the Mortgage and the Permitted Encumbrances. Capitalized terms not defined herein shall have the meaning given such terms in the Loan Agreement.

         LATE PAYMENT; GRACE PERIOD. If a payment due hereunder is not made within five (5) days after the date when due, Borrower shall pay to Lender a late payment charge of Five Hundred Dollars ($500.00) to compensate Lender for a portion of the cost related to handling the overdue payment. After any Event of Default, as defined in the Loan Agreement, then the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the "Default Rate") equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws.

         PAYMENT OF OTHER ITEMS. If Borrower defaults under any of the terms of this Note, Borrower shall pay all reasonable costs and expenses, including without limitation attorneys' fees (including any service tax thereon) and costs, incurred by Lender in enforcing this Note immediately upon Lender's demand, whether or not any action or proceeding is commenced by Lender. Without limiting the generality of the preceding sentence, such costs and expenses shall include all attorneys' fees and costs incurred by Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower or any surety, guarantor or endorser of this Note which in any way affects Lender's exercise of its rights and remedies under this Note or under the Loan Agreement or any other Loan Document, Maker hereby stipulates that Lender is a "regulated lender" within the meaning of SDCL 54-3-13 and other applicable South Dakota statutes.

         NO OFFSET. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against Lender. To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

         CERTAIN BORROWER WAIVERS. Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time-to-time; and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the


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security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

         APPLICABLE LAW. This note shall be construed under and governed by the laws of the State of South Dakota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this note and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note or any other statement, instrument or transaction contemplated hereby or relating hereto,

         NO WAIVER; CERTAIN MISCELLANEOUS PROVISIONS. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. No modification or waiver by Lender of any of the terms of this Note shall be valid or binding on Lender unless such modification or waiver is in writing and signed by Lender. Without limiting the generality of the preceding sentence, no delay, omission or forbearance by Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. Lender's rights and remedies under this Note are cumulative with and in addition to all other legal and equitable rights and remedies which Lender may have in connection with the Loan. The headings of paragraphs of this Note are for convenience of the parties only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed by Lender, or if this
Note is mutilated, upon Lender's surrender of the mutilated Note to Borrower, Borrower shall execute and deliver to Lender a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note. Time is of the essence in the performance of each provision of this Note by Borrower.

         AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA STATE COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.


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         BORROWER AND LENDER EACH IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL
BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.


                                            NORTHERN LIGHTS ETHANOL, LLC


                                            By:   /s/ Delton Strasser
                                               ---------------------------------
                                                     Delton Strasser
                                            Its:  Chairman of the Board





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